Exhibit 99.1

NEWS RELEASE

Comerica Plans Share Repurchase of Up to $375 Million

Management Recommends Board Increase

Quarterly Dividend 50 Percent to 15 Cents per Share

Continues Active Capital Management

DALLAS/March 14, 2012 – Comerica Incorporated (NYSE: CMA) today announced that the Federal Reserve had completed its 2012 Capital Plan review and that it did not object to the Comerica capital plan and capital distributions contemplated in the plan. The plan provides for up to $375 million in equity repurchases for the period commencing the first quarter 2012 and ending the first quarter 2013. The plan, which was approved by Comerica’s Board of Directors, further contemplates an increase in Comerica’s quarterly dividend from 10 cents per share to 15 cents per share, a 50 percent increase. The dividend proposal will be considered by the Board at its April 24, 2012, meeting. In addition, Comerica’s Capital Plan includes the authority to redeem its remaining $25 million of trust preferred securities when callable.

“We are pleased the Federal Reserve has completed its review and that we are moving forward with our capital plan, which targets an increase in our total payout to shareholders in 2012. The targeted equity repurchase amount represents a significant increase over the $110 million we repurchased in 2011,” said Ralph W. Babb Jr., chairman and chief executive officer. “Our ability to execute our plan reaffirms our company’s strong capital position and improved financial performance.”

Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: The Business Bank, The Retail Bank, and Wealth Management. Comerica focuses on relationships, and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico. Comerica reported total assets of $61 billion at December 31, 2011. To receive e-mail alerts of breaking Comerica news, go to http://www.comerica.com/newsalerts.

Forward Looking Statements

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on course,” “trend,” “objective,” “looks forward” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; changes in Comerica’s credit rating; the interdependence of financial service companies; changes in regulation or oversight; unfavorable developments concerning credit quality; the acquisition of Sterling Bancshares, Inc., or any future acquisitions; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica’s customers; the implementation of Comerica’s strategies and business models, including the implementation of revenue enhancements and efficiency improvements; Comerica’s ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties, failure of technology infrastructure or information security incidents; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; competitive product and pricing pressures among financial institutions within Comerica’s markets; changes in customer behavior; management’s ability to maintain and expand customer relationships; management’s ability to retain key officers and employees; the impact of legal and regulatory proceedings; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; changes in accounting standards and the critical nature of Comerica’s accounting policies. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica’s Annual Report on Form 10-K for the year ended December 31, 2011. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact: Wayne Mielke (214) 462-4463	Investor Contacts: Darlene Persons (214) 462-6831 Brittany Butler (214) 462-6834